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EXHIBIT 16.1

February 1, 2002

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington D.C. 20549

Dear Sirs/Madams:

        We have read and agree with the comments in Item 4 of Form 8-K of MDU Communications International, Inc. dated February 1, 2002.

Yours truly,

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Chartered Accountants
Vancouver, British Columbia
Canada

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EXHIBIT 16.1